UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2020

First Choice Bancorp

(Exact name of registrant as specified in its charter)

California	001-38476	82-2711227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17785 Center Court Drive, N Suite 750 Cerritos, California	90703
(Address of principal executive offices)	(Zip Code)

(562) 345-9092

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	FCBP	Nasdaq Capital Market

Indicate by Check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item. 8.01 Other Events

On November 30, 2020, First Choice Bancorp (NASDAQ: FCBP), the holding company for First Choice Bank, issued a press release announcing that members of its executive management team will participate in the Raymond James Virtual Emerging Bank Symposium on December 1, 2020. During the conference, the Company’s executive management team plans to hold a series of meetings with institutional investors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 8.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release Announces Participation in Raymond James Virtual Emerging Bank Symposium

First Choice Bancorp

Date: November 30, 2020	By:	/s/ Robert M. Franko
	Name:	Robert M. Franko
	Title:	President & Chief Executive Officer